Exhibit 10.18(b)

GE Aircraft Engines

One Neumann Way

Cincinnati, OH 45215-1988

USA

LETTER AGREEMENT NO. 1

Frontier Airlines, Inc.

12015 East 46th Avenue

Suite 200

Denver, CO 80239-3116

Gentlemen:

CFM International, Inc. (“CFMI”) and Frontier Airlines, Inc. (“Airline”) have entered into General Terms Agreement No. 6-13616 dated June 30, 2000 (the “Agreement”). The Agreement contains applicable terms and conditions governing the sale by CFMI and the purchase by Airline from CFMI of CFM56 series Engines, Modules and Optional Equipment in support of Airline’s acquisition of new aircraft.

In consideration of Airline’s agreement to purchase and take delivery of ***** new firm and up to, ***** option CFM56-5B5/P powered A319 aircraft (“Aircraft”) directly from Airbus Industrie (“AI”) in accordance with the Airbus A3 18/A319 Purchase Agreement dated as of March 10, 2000 between Airline and AVSA, S.A.R.L. (the “Airbus Purchase Agreement”), as memorialized in Attachment A hereto, the parties agree as follows:

I.	Prices

Base prices for new CFM56-5B5/P spare Engines, Modules and Optional Equipment delivered through *****, are set forth in Attachment B hereto. The escalation formula set forth in Exhibit C of the Agreement remains in effect through *****.

II.	Special Allowances

CFMI agrees to provide to Airline the following special allowances. These allowances are contingent upon Airline selecting CFM56-5B5/P Engines to power all of its purchased A319 Aircraft, it being understood that Airline has the right not to exercise its options for the option A319 Aircraft, and up to ***** leased A319 aircraft, regardless of the lessors and are subject to the conditions set forth in Attachment C hereto.

A.	Per Aircraft Allowance

***** per each of the first ***** CFM56-5B5/P] powered purchased A319 Aircraft purchased by and delivered to Airline *****, and for each additional CFM56-5B5/P powered purchased Aircraft purchased by and delivered to Airline by *****, payable in each case by wire transfer within ***** following receipt of written notice from Airline that it has taken delivery of an A319 Aircraft in accordance with the Airbus Purchase Agreement.

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

*	Subject to adjustment for escalation to the date of delivery of the shipset of Engines to AI pursuant to the escalation provisions applicable to base prices, as set forth in Exhibit C of the Agreement.

B.	***** Spare Engine Allowance

In consideration of Airline’s agreement to purchase and take delivery of a minimum of ***** CFM56 powered A319 Aircraft during the Delivery Period (as defined in Attachment A hereto), CFMI agrees to provide ***** to Airline a new CFM56-5B5/P or CFM56-3C-1 spare engine at Airline’s option (*****). CFMI shall deliver ***** to Airline, together with a full warranty bill of sale with respect thereto, upon delivery of Airline’s first leased or purchased A319 Aircraft; provided that Airline shall first enter into a security agreement with CFMI or CFMI’s designee in the form attached hereto as Attachment D.

Upon the delivery of the ***** CFM56 powered purchased A319 Aircraft during the Delivery Period, CFMI’s security interest in ***** shall be released and the security agreement referred to in the preceding paragraph shall terminate.

In the event Airline fails to take delivery of a minimum of ***** purchased A319 Aircraft during the Delivery Period, Airline shall immediately pay to CFMI the base price of ***** in effect at the time of delivery thereof to Airline. However, in the event Airline shall have purchased and taken delivery of at least ***** A319 Aircraft during the Delivery Period, CFMI will credit Airline an amount equal to ***** of such base price for each Aircraft so purchased and delivered.

For the avoidance of doubt, ***** for all purposes of the Agreement, including, without limitation, Exhibit B thereof.

C.	Second Spare Engine Credit

Airline has the option to purchase a second new CFM56-5B5/P spare Engine (“2nd Spare Engine”) directly from CFMI at the Base Price specified in Attachment B hereto, plus escalation to the date the 2nd Spare Engine is purchased by and delivered to Airline. Airline shall earn a cash credit from CFMI equivalent to ***** of the price paid by Airline for the 2nd Spare Engine (“2nd Spare Engine Credit”) for each of the ***** purchased A319 Aircraft delivered (the “Credit Aircraft”). If Airline has purchased and taken delivery of the 2nd Spare Engine prior to delivery of the first Credit Aircraft, the 2nd Spare Engine Credit shall be paid to Airline upon delivery of each Credit Aircraft. If the 2nd Spare Engine is purchased and delivered subsequent to delivery of the first Credit Aircraft, the 2nd Spare Engine Credit for such Aircraft and any other Credit Aircraft which have been so delivered shall be credited against the purchase price of the 2nd Spare Engine; thereafter the 2nd Spare Engine Credit shall be paid upon delivery of each of the remaining Credit Aircraft.

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

The obligations set forth in this Letter Agreement No. 1 are in addition to the obligations set forth in the Agreement.

The provisions of paragraphs A, B, C, D and E of Article XVIII of the Agreement are incorporated herein by reference.

Please indicate your agreement with the forgoing by signing the original and one (1) copy of this Letter Agreement No. 1 in the space provided below.

Very truly yours,

FRONTIER AIRLINES, INC.		CFM INTERNATIONAL, INC.

By:	/s/ Lars-Erik Arnell	By:	/s/ John C. Mericle
Printed Name:	Lars-Erik Arnell	Printed Name:	John C. Mericle
Title:	Senior Vice President	Title:	Chief Financial Officer
Date:	[undated]	Date:	October 26, 2011

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

ATTACHMENT A

AIRCRAFT DELIVERY SCHEDULE
Aircraft	Engine Model	Year	Quantity of Aircraft
*****	*****	*****	*****
*****	*****	*****	*****
*****	*****	*****	*****
*****	*****	*****	*****
*****	*****	*****	*****

Airline’s failure to purchase and take delivery of any one or more A319 Aircraft in strict accordance with the foregoing schedule will not affect the rights and obligations of the parties hereunder, so long as such Aircraft are purchased and accepted by Airline within ***** after the last day of the scheduled year of delivery, as such scheduled year may be postponed in accordance with the Airbus Purchase Agreement for any reason other than a request by Airline or a default thereunder by Airline (the “Delivery Period”).

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

ATTACHMENT B

BASE PRICES FOR SPARE ENGINES

OPTIONAL EQUIPMENT AND MODUf.ES

Item	Base Price *****
1.*****	*****
2.*****
*****
*****
*****
*****
3.*****
*****
4.*****
*****
*****

A.	Base prices are effective for firm orders received by CFMI within quoted lead time for basic spare Engines (including associated equipment and maximum climb thrust increase), Optional Equipment and Modules for delivery to Airline by CFMI on or before *****. The base prices are ex works, Evendale, Ohio, or point of manufacture, subject to adjustment for escalation and Airline shall be responsible, upon delivery, for the payment of all taxes, duties, fees or other similar charges.

B.	The selling price of CFM56-5B basic spare Engines, Optional Equipment and Modules ordered for delivery after the period set forth in Paragraph A above shall be the base price then in effect and as set forth in each purchase order as accepted by CFMI, which base price shall be subject to adjustment for escalation in accordance with CFMI’s then-current escalation provisions.

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

ATTACHMENT C

1.	Allowance for Initial Aircraft Sale Only

Any allowance described in this Letter Agreement No. 1 applies only to new A319 aircraft (together or individually the “Aircraft”) equipped with new CFM56-5B5/P engines (together or individually the “Engines”) purchased by Airline directly from the aircraft manufacturer.

2.	Allowance Not Paid

Allowances described in this Letter Agreement No. 1 will not be earned or paid with respect to Engines which have been delivered to the aircraft manufacturer for installation in Airline’s Aircraft if, thereafter, for any reason, Airline’s purchase order with the aircraft manufacturer is terminated, canceled or revoked, or if delivery of the Aircraft will be prevented or delayed beyond the expiration of the Delivery Period.

3.	Adjustment of Allowances

The special allowance described in paragraph II.A of this Letter Agreement No. 1 is contingent upon Airline purchasing and accepting delivery of a minimum of ***** CFM56-5B5/P powered A319 aircraft (“Minimum Number of Aircraft”) for delivery during the Delivery Period. If Airline has canceled or otherwise failed to accept delivery of one or more of the required Minimum Number of Aircraft within the Delivery Period, the allowances will be adjusted as follows:

Number of Aircraft delivered to Airline	Percentage of specified allowances on Aircraft actually delivered to Airline
*****	*****
*****	*****
*****	*****
*****	*****

Adjustment of allowances in accordance with the above formula may be made by CFMI prospectively to take into account Aircraft delays and/or cancellations. In any case, Airline agrees to promptly reimburse CFMI for any allowance overpayments determined to have been made at the application of the adjustment formula set forth above *****. Unless otherwise agreed by CFMI, no allowance shall be paid on Aircraft not accepted within the Delivery Period and such Aircraft shall not be counted for purposes of the adjustment formula set forth above.

4.	Assignability of Allowance

Any allowance described herein is exclusively for the benefit of Airline and is not assignable without CFMI’s written consent; provided that Airline may assign such allowance, together with its other rights under this Letter Agreement No. 1 on the terms described in clause (i) of paragraph A of Article XVIII of the Agreement.

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

5.	Set Off for Outstanding Balance

CFMI shall be entitled, at all times, to set off any outstanding obligation and amounts that are due and owing from Airline to CFMI for CFMI Aircraft Engines goods or services (whether or not in connection with this Letter Agreement No. 1 or the Agreement), against any amount payable by CFMI to Airline in connection with this Letter Agreement No. 1 or the Agreement.

6.	Cancellation of Spare Engines

Airline recognizes that harm or damage will be sustained by CFMI if Airline places a purchase order for spare Engine(s) or for Aircraft (the ***** firm Aircraft) equipped with installed Engines and subsequently cancels such purchase order and such cancellation is not caused by acts (or failure to act) of Airbus or CFMI or otherwise fails to accept delivery of the Engines or Aircraft when duly tendered. Within ***** of any such cancellation or failure to accept delivery occurs, Airline shall remit to CFMI, as liquidated damages, a cancellation charge equal to ***** of the Engine price, determined as of the date of scheduled Engine delivery to Airline or to the aircraft manufacturer, whichever is applicable.

The parties acknowledge such cancellation charge to be a reasonable estimate of the harm or damage to CFMI in such circumstances.

CFMI shall apply any progress payments or other deposits made to CFMI for any such Engine first to the cancellation charge for such Engine and thereafter to any other amounts owed to CFMI hereunder. Progress payments held by CFMI in respect of any such Engine which are in excess of such amounts will be refunded to Airline.

If CFMI fails to deliver a spare Engine in accordance with the terms of the Agreement or this Letter Agreement No. 1 within ***** after the date upon which such spare Engine was scheduled to be delivered for any reason other than an Excusable Delay or a default or breach by Airline, Airline may terminate this Letter Agreement No. 1 with respect to such spare Engine and CFMI shall promptly return any progress payments or other deposits made with respect to such Engine, together with interest thereon from the date such deposits were made at six month Libor. In addition, Airline will retain all remedies available to it at law or in equity.

7.	Delay of Spare Engines

In the event the Airline delays the scheduled delivery date of a spare Engine, or causes the delay of the scheduled delivery date of an installed Engine, for which CFMI has received a purchase order from the aircraft manufacturer or Airline, as appropriate, through no fault of CFMI or the aircraft manufacturer, for a period, or cumulative period, of more than *****, such delay shall be considered a cancellation and the applicable provisions hereof regarding the effect of cancellation shall apply.

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

8.	Option Aircraft Substitution Rights

CFMI acknowledges that Airline has the right, pursuant to the Airbus Purchase Agreement, to convert A319 option Aircraft into firm A318 aircraft which are not powered by CFM56 engines, and to convert option A318 aircraft into firm CFM56 powered A319 aircraft (the “Conversion Right”). Such right is exercisable upon notice by Airline to the airframe manufacturer not later than ***** before the start of the calendar quarter in which the aircraft to be converted is scheduled to be delivered. In the event that Airline elects to exercise its Conversion Right with respect to any A319 Aircraft or any A318 Aircraft, it will deliver a copy of the foregoing notice to CFMI, and CFMI agrees that, promptly following its receipt thereof, it will provide its written consent to such exercise to the airframe manufacturer. CFMI will use its best reasonable efforts, consistent with its other obligations and its production capabilities, to ensure that the delivery date for the engines for any new firm CFM56 powered A319 aircraft resulting from the exercise of the Conversion Right will be the same as the scheduled delivery date for the engines for the A318 aircraft from which it was converted, and further agrees that any such new A319 aircraft will be an “Aircraft” for all purposes of this Letter Agreement No. 1.

9.	Aircraft Not Operated for Minimum Period

If, within the first ***** following delivery of each Aircraft for which a special allowance, of any nature, was provided by CFMI under this Letter Agreement No. 1 (the “Minimum Period”), such aircraft is no longer owned by (i) Airline or a wholly owned subsidiary of Airline, (ii) a trust or other special purpose entity established in connection with the financing of such Aircraft for Airline, or (iii) an entity to which Airline is permitted to assign its rights pursuant to clause (i)(b) of Paragraph A of Article XVIII of the Agreement, the special allowances earned and/or paid on such Aircraft will be proportionately reduced. Airline will reimburse CFMI an amount equal to the proportionate share of the special allowances earned and/or paid with respect to such Aircraft (based on the percentage of the Minimum Period the Aircraft was actually owned by Airline), with interest on such amount. The allowance reimbursement is due no later than ***** from the time Airline ceases to own and operate such Aircraft. *****.

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.